NOTICE OF RESTRICTED STOCK AWARD

under the

ACCESS INTEGRATED TECHNOLOGIES, INC. SECOND AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

___________ Shares of Restricted Stock

THIS AWARD, made as of the ___ day of _______, ____, by Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), to ____________________ (“Participant”), is made pursuant to and subject to the provisions of the Company’s Second Amended and Restated 2000 Equity Incentive Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meaning given them in the Plan.

1.        Award of Stock. Pursuant to the Plan, the Company, on [date]_________, (the “Date of Grant”), granted Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of [amount] shares of Class A Common Stock, hereinafter described as “Restricted Stock.”

2.         Restrictions. Except as provided in this Notice of Restricted Stock Award, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3.         Stock Power. Participant shall deliver to the Company stock power authorization(s), endorsed in blank, with respect to the Restricted Stock. The Company shall use the stock power to cancel any shares of Restricted Stock that are forfeited (in accordance with Paragraph 7 below). The Company shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.

4.         Vesting. Participant’s interest in the shares of Restricted Stock shall become transferable and non-forfeitable (“Vested”) in [three (3)] increments as follows:

Date of Vesting	Number of shares of Restricted Stock that will Vest

5.         Death or Disability. Paragraph 4 to the contrary notwithstanding, if Participant dies or becomes Disabled while in the employ of the Company or its Subsidiary or Affiliate and prior to the forfeiture of the shares of Restricted Stock under Paragraph 8, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant’s death or of his becoming Disabled. For purposes of this Notice of Restricted Stock Award, “Disabled” means a Participant’s Permanent Disability as defined in the Plan.

6.         Change in Control. Notwithstanding any other provision of this Notice of Restricted Stock Award, all shares of Restricted Stock not previously forfeited shall become Vested on a Change in Control as defined in the Plan.

7.         Forfeiture. All shares of Restricted Stock that are not then Vested shall be forfeited if Participant’s employment or service as a director or consultant with the Company or its Subsidiary or Affiliate terminates for any reason other than by reason of Participant’s death, Permanent Disability or Change in Control as outlined in paragraphs 5 and 6. In addition, if the Participant Retires from employment of the Company or an Affiliate before the third anniversary of the Date of Grant, then all shares of Restricted Stock that are not then Vested shall be forfeited.

8.         Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share, such fraction shall be disregarded.

9.         Shareholder Rights. Participant will have the right to receive dividends on and to vote the Restricted Stock as of the Date of Grant.

10.       No Right to Continued Employment. Neither this Notice of Restricted Stock Award nor the issuance of Restricted Stock shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

11.       Change in Capital Structure. In accordance with the terms of the Plan, the terms of this grant shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

12.       Governing Law. This Notice of Restricted Stock Award shall be governed by the laws of the State of Delaware.

13.       Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Notice of Restricted Stock Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

14.       Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15.       Binding Effect. Subject to the limitations stated above and in the Plan, this Notice of Restricted Stock Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

17.       Taxes. The Company will withhold from the Award the number of whole shares of Common Stock necessary to satisfy tax-withholding requirements attributable to the Vesting of shares of Restricted Stock, unless the Participant notifies the Company otherwise within two (2) business days of receiving this Notice of Restricted Stock Award.

IN WITNESS WHEREOF, the Company has caused this Notice of Restricted Stock Award to be signed on its behalf.

Access Integrated Technologies, Inc.

By:

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